UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2011

THE HANOVER INSURANCE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13754	04-3263626
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

440 Lincoln Street, Worcester, Massachusetts 01653

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (508) 855-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On August 2, 2011, The Hanover Insurance Group, Inc. (the “Company”), as Borrower, entered into a Credit Agreement (the “Credit Agreement”) with Wells Fargo Bank, National Association, as administrative agent, and various other lender parties. The Credit Agreement provides for a four-year unsecured revolving credit facility for the Company not to exceed $200,000,000 at any one time outstanding, with the option to increase the facility up to $250,000,000, in increments of $10,000,000 (assuming no default and satisfaction of other specified conditions, including the receipt of additional lender commitments). The Credit Agreement also includes a subfacility of $50,000,000 for standby letters of credit. The Company may use the line of credit for general corporate purposes for itself and its subsidiaries.

When a borrowing under the facility is an ABR Loan, interest on such a loan is payable quarterly, at a rate per annum equal to the ABR (the highest of (a) the prime commercial lending rate of the administrative agent; (b) the Federal Funds Rate plus  1/2 of 1%; and (c) the Eurodollar Rate for a one-month interest period plus 1%), plus the applicable margin, which ranges from 0.500% to 1.125%, depending on the Company’s debt rating. When a borrowing under the facility is a Eurodollar Loan, interest on such loan is payable in one, two or three month intervals, at a rate per annum equal to the applicable Eurodollar rate for the applicable interest period plus the applicable margin, which ranges from 1.500% to 2.125%, depending on the Company’s debt rating. Fees on outstanding letters of credit are payable quarterly, and range from 1.500% to 2.125%, depending on the Company’s debt rating, of the average daily aggregate stated amount of such letters of credit.

The Credit Agreement contains covenants that limit the Company’s and its subsidiaries’ ability, among other things, to incur or assume certain debt, grant liens on its property, merge or consolidate, dispose of assets, materially change the nature or conduct of its business and make restricted payments (except, in each case, as provided by certain exceptions). The Credit Agreement also contains certain customary representations and warranties, affirmative covenants and events of default, including payment defaults, breach of representations and warranties, covenant defaults, cross defaults to certain indebtedness, certain events of bankruptcy, certain events under ERISA, material judgments, and change of control. If such an event of default occurs, the lenders under the Credit Agreement would be entitled to take various actions, including the acceleration of amounts due under the Credit Agreement. The credit facility expires on August 2, 2015, with an option, subject to approval of the lender parties, to extend for an additional year.

The above summary of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement. A copy of the Credit Agreement is included as Exhibit 10.1 to this Current Report on Form 8-K. As of August 2, 2011, there were no advances against this line of credit.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1	Credit Agreement, dated August 2, 2011, among The Hanover Insurance Group, Inc., as Borrower, Wells Fargo Bank, National Association, as administrative agent, and various other lender parties.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Hanover Insurance Group, Inc.
(Registrant)

Date: August 3, 2011	By:	/s/ David B. Greenfield
Name: David B. Greenfield
Title: Executive Vice President, Chief Financial Officer and Principal Accounting Officer

EXHIBIT INDEX

10.1	Credit Agreement, dated August 2, 2011, among The Hanover Insurance Group, Inc., as Borrower, Wells Fargo Bank, National Association, as administrative agent, and various other lender parties.